Washington Mutual Asset-Backed Certificates
WMABS Series 2006-HE2 Trust
Issuing Entity

$461,984,000
(+/-5% Approximate)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Mortgage Securities Corp.
Sponsor and Seller

Washington Mutual Bank
Servicer

WaMu Capital Corp.
(Lead Manager)

Banc of America Securities LLC
(Co-Manager)

Important Notice About Information Presented in this
Preliminary Term Sheet

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this preliminary term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may obtain the documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

This preliminary term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this preliminary term sheet is preliminary and is subject to completion or change.

The information in this preliminary term sheet supersedes information contained in any prior communication relating to these securities.

Numerous assumptions were used in preparing this preliminary term sheet which may or may not be stated herein. This preliminary term sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This preliminary term sheet is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this preliminary term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

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Preliminary Term Sheet	Date Prepared: May 16, 2006

$461,984,000
(+/- 5% Approximate)

Washington Mutual Asset-Backed Certificates
WMABS Series 2006-HE2 Trust

Class(1, 2)	Principal Balance($)	Expected Rating S&P/Moody’s	Assumed Final Distribution Date	Certificate Type
A-1	190,671,000	AAA/ Aaa	May 25, 2036	Floating Rate Senior
A-2	58,648,000	AAA/ Aaa	May 25, 2036	Floating Rate Senior
A-3	86,414,000	AAA/ Aaa	May 25, 2036	Floating Rate Senior
A-4	31,165,000	AAA/ Aaa	May 25, 2036	Floating Rate Senior
M-1	18,168,000	AA+/ Aa1	May 25, 2036	Floating Rate Subordinate
M-2	16,516,000	AA+/ Aa2	May 25, 2036	Floating Rate Subordinate
M-3	9,910,000	AA/ Aa3	May 25, 2036	Floating Rate Subordinate
M-4	8,494,000	AA/ A1	May 25, 2036	Floating Rate Subordinate
M-5	8,022,000	AA-/ A2	May 25, 2036	Floating Rate Subordinate
M-6	7,786,000	A+/ A3	May 25, 2036	Floating Rate Subordinate
M-7	7,078,000	A/ Baa1	May 25, 2036	Floating Rate Subordinate
M-8	5,191,000	A-/ Baa2	May 25, 2036	Floating Rate Subordinate
M-9	4,483,000	BBB+/ Baa3	May 25, 2036	Floating Rate Subordinate
M-10	4,719,000	BBB/ Ba1	May 25, 2036	Floating Rate Subordinate
M-11	4,719,000	BBB-/ Ba2	May 25, 2036	Floating Rate Subordinate
Total	$461,984,000

(1)	The principal balance of each class of the Certificates is subject to a 5% variance.
(2)
The Certificates are priced to a 10% Clean-up Call. The margin on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be equal to 2.0x the original margin beginning on the first Distribution Date after the 10% Clean-up Call may first be exercised. The margin on the Class M Certificates will be equal to 1.5x the original margin beginning on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

Depositor:	WaMu Asset Acceptance Corp.

Sponsor and Seller:	Washington Mutual Mortgage Securities Corp.

Issuing Entity:	Washington Mutual Asset-Backed Certificates WMABS Series 2006-HE2 Trust. The Issuing Entity is also referred to herein as the “Trust.”

Originators:
The following entities originated at least 10% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of Cut-off Date): Long Beach Mortgage Company, approximately 40%, Mandalay Mortgage, LLC, approximately 18%, Home Loan Corporation, approximately 13% and Lime Financial Services, Ltd., approximately 13%. It is anticipated that no other entity will have originated more than 10% of the mortgage loans.

Servicer:	Washington Mutual Bank.

Servicing Fee Rate:	0.50% per annum.

Lead Manager:	WaMu Capital Corp.

Co-Manager:	Banc of America Securities LLC.

Trustee:	LaSalle Bank National Association.

Delaware Trustee:	Christiana Bank & Trust Company.

Trustee Fee Rate:	0.0035% per annum. The Trustee will retain interest earned on amounts in the distribution account prior to any Distribution Date as part of its compensation.

Swap Counterparty:	TBD.

Class A Certificates:	The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

Class M Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

Certificates:	The Class A and Class M Certificates.

Federal Tax Status:	The Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Certificates will be available in book-entry form through the Depository Trust Company and, upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	May 1, 2006.
Expected Pricing Date:	Week of May 15, 2006.

Expected Securitization
Closing Date:	On or about May 25, 2006.

Expected Bond
Settlement Date:	On or about May 25, 2006.

Distribution Date:	The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in June 2006.

Final Scheduled
Distribution Date:	May 2036. The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in May 2036.

Due Period:
With respect to any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met. Investors should consult their own advisors.

SMMEA Eligibility:	None of the Certificates is expected to be SMMEA eligible.

Clean-up Call:
The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the Servicer, on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:
The mortgage loans will consist of a pool of conforming and non-conforming fixed-rate and adjustable-rate, one- to four-family, first and second lien residential mortgage loans. The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date. As of the Cut-off Date, the mortgage loans expected to be delivered to the Trust on the Closing Date have an aggregate scheduled principal balance of approximately $471,895,124 (the “Mortgage Loans”). The Mortgage Loans have the characteristics described on Exhibit A.

Adjusted Net Mortgage
Rate:	With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the sum of (i) the servicing fee rate and (ii) the trustee fee rate.

Adjusted Net Maximum
Mortgage Rate:
With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the servicing fee rate and (ii) the trustee fee rate.

Pass-Through Rate:	With respect to each class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:	With respect to each class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such class and (ii) the related Maximum Cap.

Net
WAC Rate:
With respect to any Distribution Date (other than the first Distribution Date), a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event), if any, made to the Swap Counterparty, and (ii) the denominator of which is the aggregate stated principal balance of the Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Maximum
Cap Rate:
A per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty and (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Net WAC Rate
Carryover Amount:
With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Interest
Distribution Amount:
With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Mortgage Loans.

Final Maturity
Rescue Fund:
On and after the 240th Distribution Date, all amounts otherwise payable to the Class C Certificates will be deposited into a reserve fund (the “Final Maturity Reserve Fund”) until the amounts on deposit therein are equal to the stated principal balance of the Mortgage Loans with 40-year original term to maturity.

Principal Distribution
Amount:	The aggregate principal remittance amount for the Mortgage Loans.

Overcollateralization
Target Amount:	With respect to any Distribution Date:
(i)	prior to the Stepdown Date, 2.10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,
(ii)	on or after the Stepdown Date, the greater of:

(a) the lesser of (x) 2.10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (y) 4.20% of the current aggregate stated principal balance of the Mortgage Loans; and

(b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Stepdown Date:	The earlier to occur of:
(i)	the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and,
(ii)	the later to occur of
(x) the Distribution Date occurring in June 2009; and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 44.50%.

Credit Enhancement:	Consists of the following:
1) Monthly Excess Cashflow;
2) Overcollateralized Amount;
3) Subordination; and
4) Net swap payments received from the Swap Counterparty (if any).

Monthly Excess
Cashflow:	With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”

Overcollateralized
Amount:
With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M and Class P Certificates (not offered hereby) (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date). On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 2.10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Monthly Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement
Percentage:
With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency
Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, if the percentage of aggregate stated principal balance of (i) Mortgage Loans delinquent 60 days or more, (ii) REO properties and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any such Mortgage Loans which are less than 60 days delinquent under the bankruptcy plan) exceeds 35.85% of the Credit Enhancement Percentage.

Loss Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
June 2008 to May 2009	1.35% for the first month, plus an additional 1/12th of 1.70% for each month thereafter
June 2009 to May 2010	3.05% or the first month, plus an additional 1/12th of 1.70% for each month thereafter
June 2010 to May 2011	4.75% for the first month, plus an additional 1/12th of 1.40% for each month thereafter
June 2011 to May 2012	6.15% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
June 2012 and thereafter	6.85%

Trigger Event:	With respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	22.25%	A	44.50%
M-1	18.40%	M-1	36.80%
M-2	14.90%	M-2	29.80%
M-3	12.80%	M-3	25.60%
M-4	11.00%	M-4	22.00%
M-5	9.30%	M-5	18.60%
M-6	7.65%	M-6	15.30%
M-7	6.15%	M-7	12.30%
M-8	5.05%	M-8	10.10%
M-9	4.10%	M-9	8.20%
M-10	3.10%	M-10	6.20%
M-11	2.10%	M-11	4.20%

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will be absorbed first, by Excess Cashflow and second by a reduction of the Overcollateralized Amount. Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class M Certificates in reverse sequential order, first to the Class M-11 Certificates, second to the Class M-10 Certificates, third to the Class M-9 Certificates, fourth to the Class M-8 Certificates, fifth to the Class M-7 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-5 Certificates, eighth to the Class M-4 Certificates, ninth to the Class M-3 Certificates, tenth to the Class M-2 Certificates and eleventh to the Class M-1 Certificates.

Swap Agreement:
On the Closing Date, the Trust will enter into an agreement (the “swap agreement”) with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 56th Distribution Date, the Trust will be obligated to pay the Swap Counterparty an amount equal to 5.400% (per annum) on the swap notional amount based upon a 30/360 day count convention and the Trust will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR (as determined pursuant to the swap agreement) on the swap notional amount accrued during the related swap accrual period based upon an actual/360 day count convention, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party. To the extent that the Trust is obligated to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event), amounts otherwise available to certificateholders will be applied to make such payment. Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including any unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event. To the extent that the Swap Counterparty is obligated to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the “Swap Account”) and used as follows:

1)
If the NIM Notes (not offered hereby) are outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xvii) to the extent not paid after distribution of the Monthly Excess Cashflow.

2)	If the NIM Notes are not outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xvi) to the extent not paid after distribution of the Monthly Excess Cashflow.

Any remaining swap payments received by the Trust from the Swap Counterparty after payment priority (2) above will reside in the Swap Account and will be distributed according to payment priority (2) above for future Distribution Dates. Swap payments received by the Trust from the Swap Counterparty will not be released to the Class C Certificates (not offered hereby).

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Swap Notional Amount ($)	Distribution Date	Swap Notional Amount ($)
1	0	29	93,686,087
2	407,362,237	30	88,169,322
3	400,950,712	31	83,077,870
4	393,157,644	32	77,663,814
5	384,562,767	33	71,718,882
6	375,028,249	34	66,345,910
7	364,561,620	35	61,809,041
8	352,845,192	36	57,699,738
9	338,795,075	37	53,843,195
10	320,959,836	38	50,217,353
11	306,694,161	39	46,805,524
12	289,728,693	40	43,610,596
13	273,775,460	41	40,691,307
14	258,754,721	42	37,932,359
15	244,735,166	43	35,319,887
16	232,128,582	44	32,830,755
17	229,701,425	45	30,459,970
18	228,085,563	46	28,202,014
19	218,124,791	47	26,095,268
20	206,038,314	48	24,128,339
21	184,376,126	49	22,293,780
22	161,199,809	50	20,578,806
23	141,366,704	51	18,943,381
24	124,384,709	52	17,359,876
25	110,087,806	53	15,875,711
26	108,929,833	54	14,457,381
27	102,014,532	55	13,099,254
28	99,688,530	56	11,798,656

Priority of Distributions:

I.	Interest Distribution: The Interest Distribution Amount will be distributed as follows:

i)
To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

ii)	Pro-rata to the Class A Certificates, current interest plus any unpaid interest;
iii)	To the Class M-1 Certificates current interest;
iv)	To the Class M-2 Certificates current interest;
v)	To the Class M-3 Certificates current interest;
vi)	To the Class M-4 Certificates current interest;
vii)	To the Class M-5 Certificates current interest;
viii)	To the Class M-6 Certificates current interest;
ix)	To the Class M-7 Certificates current interest;
x)	To the Class M-8 Certificates current interest;
xi)	To the Class M-9 Certificates current interest;
xii)	To the Class M-10 Certificates current interest;
xiii)	To the Class M-11 Certificates current interest;
xiv)	Any interest distribution amounts remaining undistributed following (i) through (xiii) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

II. Principal Distribution:

(A) On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)
To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)	To the Class A Certificates (according to the priorities described below), until the principal balances thereof are reduced to zero;
iii)	To the Class M-1 Certificates until the principal balance thereof is reduced to zero;
iv)	To the Class M-2 Certificates until the principal balance thereof is reduced to zero;
v)	To the Class M-3 Certificates until the principal balance thereof is reduced to zero;
vi)	To the Class M-4 Certificates until the principal balance thereof is reduced to zero;
vii)	To the Class M-5 Certificates until the principal balance thereof is reduced to zero;
viii)	To the Class M-6 Certificates until the principal balance thereof is reduced to zero;
ix)	To the Class M-7 Certificates until the principal balance thereof is reduced to zero;

x)	To the Class M-8 Certificates until the principal balance thereof is reduced to zero;
xi)	To the Class M-9 Certificates until the principal balance thereof is reduced to zero;
xii)	To the Class M-10 Certificates until the principal balance thereof is reduced to zero;
xiii)	To the Class M-11 Certificates until the principal balance thereof is reduced to zero;
xiv)	Any Principal Distribution amounts remaining undistributed following (i) through (xiii) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B) On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)
To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)
To the Class A Certificates (according to the priorities described below) until they reach a 44.50% Target Credit Enhancement Percentage (based on 2x the Class A Initial Credit Enhancement Percentage).

iii)	To the Class M-1 Certificates until it reaches a 36.80% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);
iv)	To the Class M-2 Certificates until it reaches a 29.80% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);
v)	To the Class M-3 Certificates until it reaches a 25.60% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);
vi)	To the Class M-4 Certificates until it reaches a 22.00% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);
vii)	To the Class M-5 Certificates until it reaches a 18.60% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);
viii)	To the Class M-6 Certificates until it reaches a 15.30% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);
ix)	To the Class M-7 Certificates until it reaches a 12.30% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);
x)	To the Class M-8 Certificates until it reaches a 10.10% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);
xi)	To the Class M-9 Certificates until it reaches a 8.20% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage);
xii)	To the Class M-10 Certificates, until it reaches a 6.20% Target Credit Enhancement Percentage (based on 2x the Class M-10 Initial Credit Enhancement Percentage);

xiii)	To the Class M-11 Certificates, until it reaches a 4.20% Target Credit Enhancement Percentage (based on 2x the Class M-11 Initial Credit Enhancement Percentage); and
xiv)	Any Principal Distribution Amounts remaining undistributed following (i) through (xiii) above will be distributed as Excess Cashflow, if any, for such Distribution Date.

With respect to the Class A Certificates, all principal distributions will be allocated sequentially, to the Class A-1, Class A-2, Class A-3, and Class A-4 Certificates, in each case, until their principal balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the principal balances of the Class M Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Mortgage Loans, principal distributions among the Certificates will be allocated, pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

III. Monthly Excess Cashflow:

i)	As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;
ii)	Pro-rata to the Class A Certificates, in an amount equal to unpaid interest;
iii)	To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
iv)	To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
v)	To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
vi)	To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
vii)	To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
viii)	To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
ix)	To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
x)	To the Class M-8 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
xi)	To the Class M-9 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
xii)	To the Class M-10 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
xiii)	To the Class M-11 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;
xiv)
Any funds remaining after distributions described in (i) through (xiii) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class M-10 Certificates and lastly to the Class M-11 Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xv)	To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.
xvi)	To the Final Maturity Reserve Fund as described under “Final Maturity Reserve Fund” above.
xvii)	Any remaining funds will be distributed to the holders of the Class C Certificates as further described in the pooling agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

WaMu Capital Corp.

Trading

David Nagle	(206) 554-2425
Kevin Richmond	(212) 702-6921

Finance

Vinny Varca	(212) 702-6931
Tom Lazar	(206) 554-2416

Rating Agencies

Moody’s
Odile Grisard Boucher	(212) 553-1382
S&P
Todd Niemy	(212) 438-2494

Exhibit A

Mortgage Loan Statistics

		Minimum	Maximum
Scheduled Principal Balance	$471,895,125	$10,395	$999,476
Average Scheduled Principal Balance	$182,976
Number of Mortgage Loans	2,579

Weighted Average Gross Coupon	8.305%	5.500%	14.560%
Weighted Average FICO Score	625	500	813
Weighted Average Combined Original LTV	80.55%	10.42%	100.00%
Weighted Average DTI	42.11%	1.78%	70.84%

Weighted Average Original Term	357 months	180 months	480 months
Weighted Average Stated Remaining Term	354 months	173 months	479 months
Weighted Average Seasoning	3 months	1 month	12 months

Weighted Average Gross Margin	6.070%	3.000%	11.400%
Weighted Average Minimum Interest Rate	8.164%	5.100%	13.400%
Weighted Average Maximum Interest Rate	14.294%	11.550%	19.400%
Weighted Average Initial Rate Cap	2.653%	1.000%	5.000%
Weighted Average Subsequent Rate Cap	1.061%	1.000%	1.500%
Weighted Average Original Months to Roll	24 months	8 months	59 months
Maturity Date		October 1, 2020	April 1, 2046

ARM	85.08%	Full Documentation	52.33%
Fixed Rate	14.92%	Limited Documentation	5.00%
		Stated Income Documentation	42.67%
Fixed - 15 Year	0.40%
Fixed - 20 Year	0.13%	Cash Out Refinance	41.38%
Fixed - 30 Year	9.45%	Purchase	51.21%
Fixed - 40 Year	0.23%	Rate/Term Refinance	7.41%
ARM - 2 Yr/6 Mth	44.98%
ARM - 2 Yr/6 Mth IO	17.37%	Condominium	7.06%
ARM - 3 Yr/6 Mth	4.15%	Planned Unit Development	13.18%
ARM - 3 Yr/6 Mth IO	0.75%	Single Family	73.82%
ARM - 5 Yr/6 Mth	5.29%	Townhouse	0.26%
Balloon - 15 Year	4.28%	Two to Four Units	5.68%
Balloon - 30 Year	0.42%
Balloon - 2 Yr/6 Mth	12.12%	Non-owner	4.20%
Balloon - 3 Yr/6 Mth	0.30%	Primary	94.91%
Balloon - 5 Yr/6 Mth	0.13%	Second Home	0.89%

Interest Only	19.69%	Top 5 States:
Not Interest Only	80.31%	California	37.47%
		Florida	9.63%
Prepay Penalty: 0	24.91%	Texas	4.78%
Prepay Penalty: 6	0.19%	Arizona	4.56%
Prepay Penalty: 12	6.46%	Illinois	4.19%
Prepay Penalty: 24 months	49.22%
Prepay Penalty: 36 months	19.19%	First Lien	94.25%
Prepay Penalty: 60 months†	0.04%	Second Lien	5.75%

*Indicates weighted averages.
† The Servicer does not enforce prepayment charges past 36 months from the date of origination.

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0.01 - 50,000.00	310	10,446,476.90	2.21	10.886	233	95.86	634
50,000.01 - 100,000.00	567	42,228,203.12	8.95	9.421	316	85.15	619
100,000.01 - 150,000.00	480	59,764,506.14	12.66	8.697	349	81.67	614
150,000.01 - 200,000.00	343	59,638,388.34	12.64	8.355	363	80.52	620
200,000.01 - 250,000.00	239	53,487,594.49	11.33	8.153	361	79.67	618
250,000.01 - 300,000.00	201	54,989,867.96	11.65	7.918	362	78.58	630
300,000.01 - 350,000.00	125	40,294,529.15	8.54	8.013	367	80.24	628
350,000.01 - 400,000.00	96	35,896,126.35	7.61	7.787	361	77.76	632
400,000.01 - 450,000.00	70	29,943,250.84	6.35	7.898	367	80.44	636
450,000.01 - 500,000.00	54	25,660,415.89	5.44	7.885	368	80.47	632
500,000.01 - 550,000.00	32	16,747,388.86	3.55	7.691	363	79.51	634
550,000.01 - 600,000.00	23	13,225,778.49	2.80	8.022	357	80.19	616
600,000.01 - 650,000.00	12	7,598,649.24	1.61	7.843	357	77.16	608
650,000.01 - 700,000.00	3	2,031,411.97	0.43	8.683	358	76.66	633
700,000.01 - 750,000.00	7	5,079,104.80	1.08	7.363	359	75.70	654
750,000.01 - 800,000.00	4	3,066,064.09	0.65	8.205	358	73.70	685
800,000.01 - 850,000.00	4	3,311,073.93	0.70	8.152	357	75.31	601
850,000.01 - 900,000.00	2	1,778,925.01	0.38	8.522	359	72.79	563
900,000.01 - 950,000.00	2	1,849,394.73	0.39	8.502	359	79.93	693
950,000.01 - 1,000,000.00	5	4,857,974.51	1.03	9.083	359	77.95	635
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

Mortgage Interest Rates (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
5.500 - 5.999	21	5,779,504.92	1.22	5.813	355	74.82	668
6.000 - 6.499	66	18,092,978.53	3.83	6.283	357	76.30	658
6.500 - 6.999	202	53,551,451.93	11.35	6.764	360	76.89	647
7.000 - 7.499	242	57,541,581.76	12.19	7.255	362	77.83	644
7.500 - 7.999	364	78,710,002.23	16.68	7.743	362	79.19	628
8.000 - 8.499	297	69,975,369.93	14.83	8.235	366	79.07	623
8.500 - 8.999	349	71,187,725.95	15.09	8.739	361	79.78	609
9.000 - 9.499	192	32,978,046.74	6.99	9.226	361	81.69	613
9.500 - 9.999	246	34,710,265.32	7.36	9.722	344	84.96	598
10.000 - 10.499	128	14,604,402.89	3.09	10.190	329	88.49	607
10.500 - 10.999	125	13,003,857.44	2.76	10.713	326	90.56	599
11.000 - 11.499	144	9,461,688.04	2.01	11.197	287	94.04	609
11.500 - 11.999	100	6,520,219.39	1.38	11.710	253	92.53	614
12.000 - 12.499	67	3,981,556.00	0.84	12.180	239	95.53	607
12.500 - 12.999	20	1,045,855.62	0.22	12.700	210	98.69	629
13.000 - 13.499	5	352,876.26	0.07	13.284	278	78.74	553
13.500 - 13.999	6	267,061.91	0.06	13.645	177	100.00	619
14.000 - 14.499	3	76,186.25	0.02	14.039	178	100.00	627
14.500 >=	2	54,493.70	0.01	14.560	176	100.00	596
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
500 - 524	99	18,604,529.78	3.94	9.214	357	70.70	513
525 - 549	139	25,809,772.46	5.47	9.057	357	74.03	538
550 - 574	201	37,717,453.25	7.99	8.978	359	80.34	563
575 - 599	349	60,279,068.40	12.77	8.532	352	81.24	588
600 - 624	553	93,136,018.23	19.74	8.203	355	81.59	612
625 - 649	539	96,817,561.93	20.52	8.181	352	82.08	636
650 - 674	303	56,784,258.45	12.03	7.950	355	80.13	661
675 - 699	208	45,499,979.70	9.64	7.960	354	80.92	685
700 >=	188	37,246,482.61	7.89	7.816	347	82.69	735
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

Combined Original LTV (%) †	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0.01 - 49.99	60	9,143,833.22	1.94	7.980	349	40.08	608
50.00 - 54.99	23	4,284,755.27	0.91	7.556	358	53.09	573
55.00 - 59.99	35	7,064,473.49	1.50	8.205	362	58.30	600
60.00 - 64.99	52	11,061,083.26	2.34	7.840	359	63.35	586
65.00 - 69.99	95	24,596,417.03	5.21	8.163	356	68.73	583
70.00 - 74.99	123	29,162,486.28	6.18	8.212	358	73.79	584
75.00 - 79.99	854	180,095,654.25	38.16	7.970	368	79.67	635
80.00 - 80.00	236	67,172,756.40	14.23	7.433	357	80.00	658
80.01 - 84.99	147	30,253,368.43	6.41	8.817	357	84.32	585
85.00 - 89.99	294	54,278,435.29	11.50	8.863	359	89.32	619
90.00 - 94.99	97	18,282,615.91	3.87	8.810	355	93.22	623
95.00 - 99.99	105	11,265,493.07	2.39	9.620	350	98.81	619
100.00	458	25,233,752.91	5.35	10.966	221	100.00	650
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

† Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds(%)††	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV SS(%)	Weighted Average FICO
0.01 - 49.99	52	7,835,754.76	1.66	7.770	355	39.84	601
50.00 - 54.99	26	4,695,353.43	0.99	7.723	358	52.61	583
55.00 - 59.99	31	5,264,566.76	1.12	8.072	357	57.49	588
60.00 - 64.99	40	9,291,178.51	1.97	7.941	364	61.88	600
65.00 - 69.99	70	18,180,628.43	3.85	7.838	354	67.43	591
70.00 - 74.99	93	22,670,251.93	4.80	8.270	358	71.68	579
75.00 - 79.99	119	28,934,521.34	6.13	8.179	355	76.50	585
80.00 - 80.00	199	43,975,355.00	9.32	8.225	359	80.00	604
80.01 - 84.99	43	10,123,353.11	2.15	8.309	354	83.22	588
85.00 - 89.99	173	37,753,458.28	8.00	8.649	356	86.43	602
90.00 - 94.99	248	47,336,877.16	10.03	8.808	359	90.40	624
95.00 - 99.99	189	31,160,681.75	6.60	8.494	357	96.63	630
100.00	1296	204,673,144.35	43.37	8.232	349	100.00	653
Total:	2579	471,895,124.81	100.00	8.305*	354*	88.75*	625*

†† Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
180	392	22,114,597.59	4.69	10.889	176	96.29	650
240	9	634,784.32	0.13	8.359	235	77.19	628
360	2089	427,697,555.05	90.63	8.176	357	79.77	623
480	89	21,448,187.85	4.55	8.195	479	79.91	643
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

Stated Remaining Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
121 - 180	392	22,114,597.59	4.69	10.889	176	96.29	650
181 - 240	9	634,784.32	0.13	8.359	235	77.19	628
241 - 360	2089	427,697,555.05	90.63	8.176	357	79.77	623
361 >=	89	21,448,187.85	4.55	8.195	479	79.91	643
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

DTI (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.00 - 20.00	83	18,154,496.46	3.85	8.221	363	77.72	630
20.01 - 25.00	98	14,946,832.84	3.17	8.288	346	77.58	621
25.01 - 30.00	131	20,636,913.91	4.37	8.291	360	76.93	615
30.01 - 35.00	214	34,651,986.60	7.34	8.345	357	79.46	619
35.01 - 40.00	361	59,635,843.44	12.64	8.370	355	80.80	621
40.01 - 45.00	656	122,743,156.83	26.01	8.418	353	81.41	632
45.01 - 50.00	774	147,041,335.95	31.16	8.343	354	81.41	624
50.01 - 55.00	221	42,913,943.22	9.09	8.192	350	79.47	612
55.01 - 60.00	15	3,467,416.71	0.73	6.632	355	80.45	656
60.01 >=	26	7,703,198.85	1.63	6.711	355	81.62	663
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Fixed - 15 Year	21	1,895,994.41	0.40	8.684	177	78.39	626
Fixed - 20 Year	9	634,784.32	0.13	8.359	235	77.19	628
Fixed - 30 Year	348	44,581,512.70	9.45	8.220	358	78.85	629
Fixed - 40 Year	7	1,089,594.04	0.23	8.150	479	79.95	635
ARM - 2 Yr/6 Mth	1107	212,237,136.05	44.98	8.461	366	79.82	610
ARM - 2 Yr/6 Mth IO	279	81,948,255.71	17.37	7.566	356	80.36	651
ARM - 3 Yr/6 Mth	99	19,589,726.61	4.15	8.225	371	78.88	621
ARM - 3 Yr/6 Mth IO	16	3,525,389.27	0.75	7.143	355	80.79	668
ARM - 5 Yr/6 Mth	94	24,977,834.16	5.29	8.111	373	77.48	635
B15	371	20,218,603.18	4.28	11.096	176	97.97	652
B2/6	209	57,184,875.74	12.12	8.051	357	80.83	622
B30	9	1,980,257.01	0.42	8.491	357	80.20	634
B3/6	7	1,409,028.62	0.30	7.680	357	79.93	640
B5/6	3	622,132.99	0.13	7.538	357	71.26	609
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Interest Only	316	92,908,921.98	19.69	7.531	356	80.03	651
Not Interest Only	2263	378,986,202.83	80.31	8.494	353	80.68	618
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

Interest Only Term	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0	2263	378,986,202.83	80.31	8.494	353	80.68	618
24	120	34,430,909.14	7.30	7.550	357	80.36	659
36	11	3,776,540.00	0.80	7.313	356	81.07	659
60	185	54,701,472.84	11.59	7.534	356	79.76	645
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

Prepayment Penalty Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0	743	117,532,462.47	24.91	8.808	351	81.27	628
6	3	884,376.40	0.19	10.107	334	85.72	630
12	117	30,469,064.37	6.46	8.362	363	80.32	627
24	1212	232,263,294.35	49.22	8.211	354	80.84	622
36	501	90,534,662.31	19.19	7.853	355	78.92	628
60†	3	211,264.91	0.04	8.493	301	75.92	598
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

† The Servicer does not enforce prepayment charges past 36 months from the date of origination.

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1	2076	444,762,942.99	94.25	8.141	362	79.41	623
2	503	27,132,181.82	5.75	10.981	222	99.19	650
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Full Documentation	1552	246,957,063.36	52.33	8.130	352	80.98	613
Limited Documentation	106	23,575,653.79	5.00	8.076	349	80.13	629
Stated Income Documentation	921	201,362,407.66	42.67	8.545	356	80.07	639
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Purchase	1459	241,669,385.42	51.21	8.407	352	83.49	644
Refi - Cash Out	921	195,247,092.90	41.38	8.255	356	76.84	604
Refi - Rate Term	199	34,978,646.49	7.41	7.870	353	80.99	610
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
2-4 Units	115	26,802,473.06	5.68	8.453	352	77.96	633
Condominium	180	33,330,349.46	7.06	8.326	356	81.95	637
Planed Unit Development	286	62,204,068.44	13.18	8.347	357	80.95	620
Single Family	1988	348,338,807.88	73.82	8.283	353	80.53	624
Townhouse	10	1,219,425.97	0.26	8.426	353	83.40	604
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Investment	140	19,823,033.72	4.20	9.453	356	81.22	637
Primary	2418	447,876,764.62	94.91	8.251	354	80.48	624
Second Home	21	4,195,326.47	0.89	8.558	354	85.23	649
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

State	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
California	640	176,802,522.70	37.47	7.888	353	79.31	635
Florida	247	45,441,940.59	9.63	8.498	357	79.58	610
Texas	228	22,537,765.82	4.78	8.621	351	81.92	613
Arizona	122	21,527,359.34	4.56	8.406	352	78.96	621
Illinois	111	19,749,785.48	4.19	8.661	362	82.27	635
Washington	91	15,966,174.26	3.38	8.040	352	81.84	621
Nevada	70	12,355,912.23	2.62	8.350	351	82.16	617
New Jersey	45	11,850,164.90	2.51	8.458	363	75.85	632
Maryland	46	11,622,592.23	2.46	8.364	365	78.30	620
New York	36	10,751,918.76	2.28	8.629	357	80.64	634
Missouri	117	10,298,269.50	2.18	8.749	340	85.02	613
Virginia	43	10,175,512.51	2.16	8.597	373	79.81	617
Georgia	70	9,746,126.51	2.07	8.911	362	85.16	612
Minnesota	63	9,434,848.82	2.00	8.156	333	82.06	635
Connecticut	47	8,433,406.47	1.79	8.788	347	81.50	613
Colorado	50	8,236,715.38	1.75	8.421	360	80.63	632
Oregon	39	7,116,580.66	1.51	8.167	362	81.07	625
Michigan	64	6,948,483.51	1.47	9.060	353	83.72	612
Tennessee	47	5,688,264.07	1.21	8.795	351	88.52	622
Pennsylvania	37	5,593,539.23	1.19	8.946	361	85.01	616
North Carolina	41	4,808,589.57	1.02	9.021	356	82.88	596
Ohio	36	3,637,100.03	0.77	8.874	350	85.95	598
Utah	36	3,630,602.65	0.77	7.988	333	83.10	654
Louisiana	28	3,226,975.46	0.68	8.672	354	79.51	578
Alabama	31	3,052,874.52	0.65	9.190	351	86.06	620
South Carolina	29	2,936,047.12	0.62	9.055	344	82.63	600
Massachusetts	15	2,840,031.12	0.60	8.672	346	79.56	606
Wisconsin	17	2,431,367.68	0.52	9.408	355	80.25	601
Iowa	19	2,117,638.20	0.45	7.916	343	83.42	635
Oklahoma	20	1,936,035.74	0.41	9.010	353	84.50	600
Alaska	8	1,722,190.69	0.36	8.277	358	76.94	633
Indiana	20	1,398,072.66	0.30	9.225	364	84.50	624
Hawaii	4	1,308,901.91	0.28	7.359	358	76.02	645
Montana	3	1,003,018.57	0.21	8.846	359	82.97	628
Kansas	13	905,637.48	0.19	9.211	348	87.72	577
Nebraska	14	818,511.56	0.17	9.598	366	82.73	593
New Mexico	6	791,529.19	0.17	9.109	348	85.74	585
District of Columbia	3	625,356.41	0.13	9.551	358	74.36	608
Arkansas	8	614,577.66	0.13	8.526	333	85.62	613
Rhode Island	2	391,900.85	0.08	7.334	424	73.13	603
Idaho	3	345,454.26	0.07	7.936	358	75.34	627
Wyoming	3	323,959.38	0.07	7.976	322	85.08	609
Maine	2	285,229.28	0.06	9.010	358	73.17	591
Delaware	2	139,899.48	0.03	9.257	358	79.94	575
New Hampshire	1	134,923.13	0.03	8.800	357	72.89	555
West Virginia	1	119,852.58	0.03	8.450	358	79.90	544
Kentucky	1	70,964.66	0.02	8.250	355	79.79	551
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
ARM	1814	401,494,379.15	85.08	8.171	363	79.88	623
Fixed Rate	765	70,400,745.66	14.92	9.066	301	84.37	636
Total:	2579	471,895,124.81	100.00	8.305*	354*	80.55*	625*

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
<= 4.999	634	144,141,812.68	35.90	8.395	375	80.31	632
5.000 - 5.999	248	62,125,771.79	15.47	7.327	357	78.62	632
6.000 - 6.499	176	42,447,274.74	10.57	7.397	356	79.45	640
6.500 - 6.999	267	64,030,847.85	15.95	8.028	356	78.12	613
7.000 >=	489	88,748,672.09	22.10	8.872	357	81.55	600
Total:	1814	401,494,379.15	100.00	8.171*	363*	79.88*	623*

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
<= 4.999	2	441,605.60	0.11	7.407	356	84.25	617
5.000 - 5.499	5	1,513,564.77	0.38	6.558	355	77.40	632
5.500 - 5.999	33	8,701,699.58	2.17	6.319	355	77.20	648
6.000 - 6.499	74	20,106,116.49	5.01	6.543	357	78.09	655
6.500 - 6.999	164	41,852,615.90	10.42	6.828	361	77.58	647
7.000 - 7.499	222	52,984,473.87	13.20	7.361	363	79.26	639
7.500 - 7.999	294	67,328,531.56	16.77	7.780	365	79.49	629
8.000 - 8.499	266	64,928,947.34	16.17	8.265	367	78.85	622
8.500 - 8.999	289	62,000,024.18	15.44	8.749	363	79.71	609
9.000 - 9.499	157	30,491,716.41	7.59	9.225	364	81.25	612
9.500 - 9.999	132	26,195,279.01	6.52	9.705	359	83.01	585
10.000 - 10.499	66	10,185,948.38	2.54	10.163	368	86.11	595
10.500 - 10.999	57	8,884,274.78	2.21	10.677	362	87.66	578
11.000 - 11.499	26	2,914,879.90	0.73	11.204	368	84.02	567
11.500 - 11.999	16	1,692,306.53	0.42	11.674	359	91.53	603
12.000 - 12.499	8	906,079.52	0.23	12.248	359	88.03	575
12.500 - 12.999	2	166,337.19	0.04	12.582	359	91.73	676
13.000 - 13.499	1	199,978.14	0.05	13.400	357	62.49	503
Total:	1814	401,494,379.15	100.00	8.171*	363*	79.88*	623*

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
11.500 - 11.999	20	5,680,169.24	1.41	5.819	355	75.81	666
12.000 - 12.499	54	15,572,412.58	3.88	6.279	357	76.88	662
12.500 - 12.999	150	39,728,850.88	9.90	6.773	361	77.89	648
13.000 - 13.499	163	41,815,223.79	10.41	7.242	364	78.49	643
13.500 - 13.999	267	63,937,872.96	15.92	7.681	365	78.86	629
14.000 - 14.499	267	66,255,442.13	16.50	8.118	367	79.35	625
14.500 - 14.999	322	67,784,143.60	16.88	8.592	362	79.99	612
15.000 - 15.499	180	36,228,885.01	9.02	8.981	363	80.63	616
15.500 - 15.999	162	31,937,311.19	7.95	9.441	358	81.19	585
16.000 - 16.499	76	11,915,118.99	2.97	9.920	367	85.52	602
16.500 - 16.999	82	12,972,207.02	3.23	10.379	362	88.19	585
17.000 - 17.499	39	4,269,002.96	1.06	10.894	365	85.37	569
17.500 - 17.999	21	2,125,343.95	0.53	11.457	358	92.24	602
18.000 - 18.499	8	906,079.52	0.23	12.248	359	88.03	575
18.500 - 18.999	2	166,337.19	0.04	12.582	359	91.73	676
19.000 - 19.499	1	199,978.14	0.05	13.400	357	62.49	503
Total:	1814	401,494,379.15	100.00	8.171*	363*	79.88*	623*

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.000	54	16,987,608.68	4.23	7.843	358	80.20	659
1.500	12	1,820,371.36	0.45	7.232	356	79.92	644
2.000	483	103,656,705.33	25.82	8.669	376	79.63	615
3.000	1262	278,463,019.45	69.36	8.014	359	79.99	624
5.000	3	566,674.33	0.14	7.375	357	58.90	604
Total:	1814	401,494,379.15	100.00	8.171*	363*	79.88*	623*

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.000	1542	352,540,673.11	87.81	8.169	364	79.63	623
1.500	272	48,953,706.04	12.19	8.187	357	81.67	622
Total:	1814	401,494,379.15	100.00	8.171*	363*	79.88*	623*

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Mo.)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
2007-01-01	1	316,000.00	0.08	6.700	355	80.00	649
2007-05-01	1	360,597.05	0.09	6.850	348	79.97	596
2007-07-01	2	250,347.36	0.06	8.022	350	85.15	653
2007-08-01	3	544,570.73	0.14	7.611	351	86.95	706
2007-09-01	5	1,248,656.71	0.31	7.170	352	77.35	617
2007-10-01	25	4,346,957.95	1.08	7.475	353	82.84	618
2007-11-01	79	17,610,000.25	4.39	7.555	354	78.26	628
2007-12-01	145	33,785,388.11	8.41	7.401	355	81.38	639
2008-01-01	275	60,042,931.40	14.95	7.908	356	80.51	625
2008-02-01	382	85,657,330.47	21.33	8.359	357	80.20	621
2008-03-01	218	47,743,639.45	11.89	8.462	362	78.98	607
2008-04-01	410	90,723,420.49	22.60	8.634	377	80.02	620
2008-08-01	1	148,856.25	0.04	5.600	351	67.59	548
2008-10-01	8	1,710,310.79	0.43	7.135	353	76.71	640
2008-11-01	23	4,085,687.57	1.02	7.609	354	81.55	621
2008-12-01	48	8,591,571.28	2.14	7.203	355	81.15	621
2009-01-01	19	3,460,397.32	0.86	7.607	356	76.20	622
2009-02-01	18	3,349,616.40	0.83	8.133	357	79.14	618
2009-03-01	15	3,024,261.38	0.75	8.648	364	79.56	658
2009-04-01	39	8,893,871.04	2.22	8.333	387	79.71	627
2010-11-01	1	649,999.00	0.16	6.250	354	79.27	637
2010-12-01	2	442,668.27	0.11	7.436	355	79.63	645
2011-01-01	2	151,375.46	0.04	8.493	356	50.50	599
2011-02-01	3	756,674.33	0.19	7.313	357	57.37	627
2011-03-01	9	2,943,243.24	0.73	7.997	377	78.05	617
2011-04-01	80	20,656,006.85	5.14	8.210	374	78.04	637
Total:	1814	401,494,379.15	100.00	8.171*	363*	79.88*	623*